                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                              IMRglobal Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               CGI GROUP INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                             Filer: CGI Group Inc.
                                   Subject Company: IMRglobal Corp.

                                                    Commission File No.: 1-14858

This communication is filed pursuant to Rules 165 and 425 promulgated under the Securities Act of 1933, as amended.


PRESS RELEASE                                          FOR IMMEDIATE PUBLICATION



              CGI AND IMRGLOBAL ANNOUNCE THAT FORM F-4 REGISTRATION
           STATEMENT DECLARED EFFECTIVE BY THE SECURITIES AND EXCHANGE
                                   COMMISSION

           IMRGLOBAL SHAREHOLDERS TO VOTE ON MERGER WITH CGI GROUP ON
                                     JULY 27

MONTREAL, QUEBEC, AND CLEARWATER, FLORIDA, JUNE 27, 2001 - CGI Group (NYSE:GIB; TSE:GIB.A) (CGI) and IMRglobal Corp. (Nasdaq:IMRS) (IMRglobal) today announced that the registration statement on Form F-4 concerning their merger has been declared effective by the Securities and Exchange Commission and that a proxy statement/prospectus related to the proposed acquisition of IMRglobal by CGI is being mailed to IMRglobal shareholders of record as of June 21, 2001. Completion of the transaction requires that a majority of IMRglobal shares outstanding be voted in favor of the transaction at a special meeting of IMRglobal shareholders, which is scheduled for July 27, 2001 in New York City. The transaction is expected to be completed shortly after shareholder approval.

Under the terms of the merger agreement, announced on February 21, 2001, IMRglobal shareholders will receive 1.5974 Class A Subordinate Shares of CGI for each share of IMRglobal Common Stock.

Upon completion of the transaction, CGI will be the fourth largest independent IT services company in North America, with close to 13,000 employees. CGI will serve more than 3,000 clients from 60 offices in 24 countries, including the United States, Canada, the United Kingdom, France, India, Japan, and Australia.

Under the merger agreement, completion of the transaction is subject to customary conditions and government approval. The Federal Trade Commission ("FTC") granted early termination of the waiting period for pre-merger notification under the US Hart-Scott-Rodino Antitrust Improvements Act.

IMRGLOBAL SUPPORT FOR THE TRANSACTION
Mr. Satish Sanan, who owns, directly and indirectly, 27.3% of the outstanding shares of IMRglobal, has agreed to vote in favor of the proposed transaction at the special meeting. The board of directors of IMRglobal has determined unanimously that the merger is fair to and in the best interests of IMRglobal shareholders, and has recommended that IMRglobal shareholders approve the merger.


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                                       2


Any outstanding options to purchase common shares of IMRglobal not exercised prior to the closing of the merger will be assumed by CGI and rolled over into options to purchase CGI Class A Subordinate Shares.

CGI SHAREHOLDER PREEMPTIVE RIGHTS
Certain CGI shareholders have preemptive rights in connection with the issuance of CGI Class A Subordinate Shares pursuant to the merger. CGI's majority individual shareholders have decided to exercise their preemptive rights to acquire additional Class B Shares (multiple voting) pursuant to the articles of incorporation of CGI, in order to maintain their Class B voting interests at current levels; such preemptive rights will be exercised, in full or in part, by Mr. Serge Godin (chairman, president and CEO of CGI) and Mr. Andre Imbeau, (executive vice-president and chief financial officer of CGI). BCE Inc. has decided not to exercise its preemptive rights to acquire additional Class A Subordinate Shares and has indicated to CGI that it will decide prior to the closing of the merger whether or not it will exercise its preemptive rights to acquire additional Class B Shares (multiple voting). Mr. Godin and Mr. Imbeau will acquire additional Class B Shares (multiple voting) at a cash price equal to the weighted average trading price of Class A Subordinate Shares on the Toronto Stock Exchange for the 21-day period starting 10 days before and ending 10 days after the closing of the merger, up to a maximum aggregate purchase price of CDN$60 million.

Based on the approximately 44 million IMRglobal shares outstanding and the stock market price of CGI Class A Subordinate Shares at yesterday's close, the transaction will have a total value of approximately US$433 million (CDN$654 million), including assumption of debt.

ALL CANADIAN AND US DOLLAR AMOUNTS REFLECT AN EXCHANGE RATE OF 1.51 CANADIAN DOLLARS TO EACH US DOLLAR.


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                                       3


ABOUT IMR
IMRglobal is a global provider of end-to-end information technology (IT) services to Fortune 500 and Global 2000 companies in six vertical industries: financial services, healthcare, government, utilities, retail & distribution and manufacturing/distribution. IMRglobal's services include business consulting, e-business, software development, application management and professional services. IMRglobal maintains corporate headquarters in the United States and country headquarters in France, the United Kingdom, India, Japan, Canada and Australia. IMRglobal's shares are listed on Nasdaq (IMRS). For more information on IMRglobal, visit www.imrglobal.com.
                    -----------------

ABOUT CGI
Founded in 1976, CGI is the fifth largest independent information technology services firm in North America, based on its headcount of more than 10,000 professionals. CGI's order backlog totals approximately US$5.3 billion (CDN$8.2 billion) and its revenue run-rate is close to US$1 billion (CDN$1.5 billion). CGI provides end-to-end IT services and business solutions to 2,500 clients in the United States, Canada and more than 20 countries around the world. CGI's shares are listed on the NYSE (GIB), as well as on the TSE (GIB.A). They are included in the Toronto Stock Exchange's TSE 300 index as well as the S&P/TSE Canadian Information Technology index. Web site: www.cgi.ca.

ALL STATEMENTS IN THIS PRESS RELEASE THAT DO NOT DIRECTLY AND EXCLUSIVELY RELATE TO HISTORICAL FACTS CONSTITUTE "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS MAY INCLUDE (BUT ARE NOT LIMITED TO) THOSE IDENTIFIED BY THE USE OF THE WORDS "ANTICIPATE," "BELIEVE," "ESTIMATE," "EXPECT," "INTEND," AND SIMILAR EXPRESSIONS, INCLUDING ANY STATEMENTS RELATING TO THE EXPECTED VALUE OF THE CONSIDERATION THAT IMRGLOBAL SHAREHOLDERS WILL RECEIVE ON THE CLOSING DATE, THE EXPECTED DATE THE PROXY STATEMENT WILL BE MAILED TO IMRGLOBAL SHAREHOLDERS AND THE EXPECTED DATE OF IMRGLOBAL SHAREHOLDERS SPECIAL MEETING. THESE FORWARD-LOOKING STATEMENTS REPRESENT CGI GROUP INC.'S AND IMRGLOBAL CORP.'S CURRENT INTENTIONS, PLANS, EXPECTATIONS, AND BELIEFS, AND ARE SUBJECT TO RISKS, UNCERTAINTIES, AND OTHER FACTORS, OF WHICH MANY ARE BEYOND THE CONTROL OF CGI GROUP INC. OR IMRGLOBAL CORP. THESE FACTORS COULD CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF CGI GROUP INC. OR IMRGLOBAL CORP. TO DIFFER MATERIALLY FROM SUCH FORWARD-LOOKING STATEMENTS.

THESE FACTORS INCLUDE AND ARE NOT RESTRICTED TO, COSTS RELATED TO THE MERGER, FAILURE OF IMRGLOBAL SHAREHOLDERS TO APPROVE THE MERGER, THE RISK THAT THE EXPECTED BENEFITS OF THE MERGER MAY NOT BE REALIZED, THIRD PARTIES MAY TERMINATE OR ALTER EXISTING CONTRACTS IF NECESSARY CONSENTS ARE NOT OBTAINED, THE TIMING AND SIZE OF CONTRACTS, ACQUISITIONS AND OTHER CORPORATE DEVELOPMENTS AND MERGER AND ACQUISITION STRATEGY, THE ABILITY TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES, MARKET COMPETITION IN THE RAPIDLY-EVOLVING INFORMATION TECHNOLOGY INDUSTRY, GENERAL ECONOMIC AND BUSINESS CONDITIONS, VARIABILITY IN OPERATING RESULTS, POTENTIAL COST OVERRUNS ON FIXED-PRICE PROJECTS, AND OTHER RISKS IDENTIFIED IN CGI GROUP INC.'S FORM F-4 REGISTRATION STATEMENT, WHICH INCLUDES THE PROXY STATEMENT/PROSPECTUS FOR THE IMRGLOBAL SHAREHOLDERS SPECIAL MEETING, AND IN CGI'S ANNUAL OR PERIODIC REPORTS OR FORMS 40-F (INCLUDING THE RISKS DESCRIBED IN THE MANAGEMENT'S DISCUSSION AND ANALYSIS (MD&A)) FILED WITH THE U.S. SECURITIES & EXCHANGE COMMISSION, CGI GROUP INC.'S ANNUAL INFORMATION FORM FILED WITH CANADIAN SECURITIES COMMISSIONS, AND IMRGLOBAL CORP.'S PERIODIC FILINGS WITH THE SEC UNDER THE SECURITIES EXCHANGE ACT OF 1934. ALL OF THE RISK FACTORS INCLUDED IN THESE FILED DOCUMENTS ARE INCLUDED HEREIN BY REFERENCE. THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS DOCUMENT ARE MADE ONLY AS OF THE DATE OF THIS DOCUMENT. CGI GROUP INC. AND IMRGLOBAL CORP. EACH DISCLAIMS ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

INVESTORS ARE URGED TO READ THE RELEVANT DOCUMENTS THAT HAVE BEEN FILED WITH THE SEC BY CGI GROUP INC. AND IMRGLOBAL CORP. IN CONNECTION WITH THE MERGER, INCLUDING THE PROXY STATEMENT/PROSPECTUS INCLUDED IN THE CGI REGISTRATION STATEMENT ON FORM F-4, BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER,



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                                       4


INCLUDING THE IDENTITIES OF THE PARTICIPANTS IN ANY SOLICITATION OF PROXIES OR CONSENTS FROM IMRGLOBAL CORP. SHAREHOLDERS AND A DESCRIPTION OF SUCH PARTICIPANTS' INTERESTS IN ANY SUCH SOLICITATION. YOU WILL BE ABLE TO OBTAIN A FREE COPY OF THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED WITH THE SEC BY CGI GROUP INC. AND IMRGLOBAL CORP. IN CONNECTION WITH THE MERGER AT THE SEC'S WEBSITE, WWW.SEC.GOV. INVESTORS AND SHAREHOLDERS MAY ALSO OBTAIN A FREE COPY OF THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY CGI AND IMRGLOBAL BY CONTACTING THE CGI INVESTOR RELATIONS DEPARTMENT AT (514) 841-3230 AND IMRGLOBAL INVESTOR RELATIONS DEPARTMENT AT
(727) 467-8163. CGI, IMRGLOBAL AND THEIR DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM SHAREHOLDERS OF IMRGLOBAL IN FAVOR OF THE MERGER. IF YOU ARE INTERESTED IN OBTAINING INFORMATION ON THE CGI AND IMRGLOBAL DIRECTORS AND EXECUTIVE OFFICERS, INCLUDING THEIR INTERESTS, IF ANY, IN IMRGLOBAL COMMON STOCK, YOU ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS.




FOR MORE INFORMATION:

CGI
Ronald White
Director, investor relations
Tel: (514) 841-3230


IMRGLOBAL
Vincent Addonisio
Executive vice president and chief administrative officer
Tel: (727) 467-8000